CUSIP No. 366505 105

Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Garrett Motion Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of December 21, 2020.

Date: December 21, 2020	/s/ Robert E. Davis
Robert E. Davis

Date: December 21, 2020	/s/ Richard E. Maybaum
Richard E. Maybaum

Date: December 21, 2020	Cetus Capital, LLC

By: Littlejohn Fund III, L.P., member
By: Littlejohn Associates III, L.L.C., its manager

	Name:	/s/ Richard E. Maybaum
	By:	Richard E. Maybaum, authorized signatory

Date: December 21, 2020	Cetus Capital VI, L.P.

By: Littlejohn Associates VI, L.L.C., its general partner

	Name:	/s/ Richard E. Maybaum
	By:	Richard E. Maybaum, authorized signatory

Date: December 21, 2020	OFM II, L.P.

CUSIP No. 366505 105

By: Littlejohn Opportunities GP II, LLC, its general partner

Name:	/s/ Richard E. Maybaum
By:	Richard E. Maybaum, authorized signatory